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 [AIM LOGO
APPEARS HERE]
--Registered Trademark--




                           AIM AGGRESSIVE GROWTH FUND
                               AIM BLUE CHIP FUND
                             AIM MID CAP GROWTH FUND
                             AIM PREMIER EQUITY FUND
                          AIM SMALL COMPANY GROWTH FUND
                               AIM WEINGARTEN FUND


February 17, 2006

Dear Shareholder:

We are writing to inform you that we have not received your vote for the February 28, 2006 Special Meeting of Shareholders. In an effort to avoid incurring any further expenses, we are asking you to please take a moment right now to submit your vote.

Your vote is important, regardless of the number of shares you own. Please take the time to vote today!

Should you have any questions regarding this proposal or should you desire to have your vote taken quickly over the phone, please call MIS, a professional proxy solicitation firm, toll-free at 1-888-684-2426.

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     For your convenience, please utilize one of the easy methods below to register your vote:

     1. BY PHONE.
     Please call MIS toll-free at 1-888-684-2426. Representatives are available to take your vote Monday through Friday between the hours of 9:30 a.m. and 9:00 p.m. and Saturday from 10:00 p.m. to 6:00 p.m. Eastern Time.

     2. BY INTERNET.
     Visit www.aiminvestments.com/proxy and enter the control number located on your proxy card.

     3. BY TOUCH-TONE PHONE.
     Dial the toll-free number found on your proxy card and follow the simple instructions.

     4. BY MAIL.
     Simply return your executed proxy in the enclosed postage paid envelope.

     Please try to utilize one of the above options to register your vote so it may be received in time for the meeting.

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                      PLEASE TAKE A MOMENT AND VOTE TODAY.